Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C.
Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Falcon’s Beyond Global, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, in the capacities and on the date indicated below, each hereby certifies, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 14, 2023

By:	/s/ Cecil Magpuri
Name:	Cecil Magpuri
Title:	Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2023

By:	/s/ Joanne Merrill
Name:	Joanne Merrill
Title:	Chief Financial Officer (Principal Financial Officer)